EXHIBIT 10.24
CONFIDENTIAL TREATMENT REQUESTED
ASSET PURCHASE AGREEMENT
     THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of May 26, 2005, by and between Culture.Com Technology Limited, a Hong Kong corporation (“Buyer”) and Transmeta Corporation, a Delaware corporation (“Seller”). Certain capitalized terms used in this Agreement are defined on Exhibit A hereto.
RECITALS
     WHEREAS, Seller is engaged in the development, manufacture and sale of x86 compatible software-based microprocessors under the Crusoe brand (the “Business”);
     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain of the properties, rights, equipment and assets related to the Business on the terms and conditions set forth herein;
     WHEREAS, Buyer and Seller are contemporaneously entering into a License Agreement in the form attached hereto as Exhibit B respecting the Business and the Efficeon-1 product line (the “License Agreement”);
     WHEREAS, concurrently with the execution of this Agreement and as material inducement to the Seller for entering into the Transaction Documents, Buyer will deposit a portion of the Cash Consideration (as defined in Section 2.1 below) in an amount of cash equal to $750,000 (U.S.) (the “Deposit”) into the Escrow Fund (as defined below);
     WHEREAS, on the twenty-first (21st) Business Day following the execution of this Agreement, Buyer will deposit the remainder of the Cash Consideration with U.S. Bank National Association (or another institution selected by Seller and reasonably satisfactory to Buyer) as escrow agent (the “Escrow Agent”), (i) such deposit, together with any interest that may be earned thereon, (ii) together with the Deposit and any interest earned thereon and (iii) together with the License Fee (as defined in the License Agreement) and any interest earned thereon (the “Escrow Cash”), to constitute an escrow fund (the “Escrow Fund”) and to be governed by the provisions set forth herein and in the Escrow Agreement (as defined below); and
     WHEREAS, Buyer, Seller and Escrow Agent are contemporaneously entering into an Escrow Agreement in the form attached hereto as Exhibit C hereto (the “Escrow Agreement”).
     NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, THE PARTIES HERETO AGREE AS FOLLOWS:

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AGREEMENT
ARTICLE 1. THE TRANSACTION
     1.1 Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer or cause to be sold, transferred, conveyed, assigned and delivered, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the following assets, properties, goodwill and rights of Seller used, held for use or intended to be used in the Business, other than the Excluded Assets (collectively, the “Purchased Assets”):
          (a) Machinery and Equipment. The tools, machinery and equipment, wherever located and whether held by Seller or third parties (the “Machinery and Equipment”), listed on Schedule 1.1(a);
          (b) Crusoe Specific Design Deliverables. The design information and documentation describing the design of the Crusoe Product listed on Schedule 1.1(b) (the “Crusoe Specific Design Deliverables”);
          (c) Crusoe Ancillary Technology. Seller’s documentation, reference designs, tools and manufacturing information for the Crusoe Product specified in Schedule 1.1(c) (the “Crusoe Ancillary Technology”);
          (d) Intellectual Property. The Intellectual Property Rights of the Seller (the “Seller Intellectual Property”) specified on Schedule 1.1(d); and
          (e) Goodwill. All goodwill generated by or associated with the Business.
     1.2 Excluded Assets: Except for the Purchased Assets, Buyer shall not purchase any asset, property, goodwill or right of Seller (the “Excluded Assets”). Without limiting the foregoing, Seller shall retain and not sell to Buyer any of the following:
          (a) Cash. Cash, cash equivalents and marketable securities;
          (b) Inventory. The inventory of Crusoe Products and the raw materials, work in process and finished goods, wherever located and whether held by Seller or third parties;
          (c) Corporate Documents. Corporate seals, certificates of incorporation, minute books, stock transfer records, or other records related to the corporate organization of Seller;
          (d) Insurance Policies. All insurance policies;
          (e) Records. All personnel records and other records that Seller is required by law to retain in its possession and one archival copy of any books, records, documentation and information otherwise transferred to Buyer hereunder, solely for the purposes of continuing operations as contemplated to comply with applicable Legal Requirements;

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          (f) Rights Under Certain Agreements. All rights of Seller under the Transaction Documents;
          (g) Residuals. Seller hereby reserves and retains, for the benefit of itself and its affiliates, successors, transferees and assigns, an irrevocable, non-terminable, perpetual, non-exclusive, worldwide, unrestricted and fully paid-up Trade Secret and Copyright right and license to use, make, have made, sell and have sold products embodying the Residuals of the Crusoe Specific Design Deliverables and the Crusoe Ancillary Technology for any purpose whatsoever; provided that the product is not a microprocessor product that implements substantially the same native instruction set as the Crusoe Product; and
          (h) Customer Support Materials. Seller hereby reserves and retains, for the benefit of itself and its affiliates, successors, transferees and assigns, an irrevocable, non-terminable, perpetual, non-exclusive, worldwide, unrestricted and fully paid-up right and license to use, make, have made, sell and have sold the Crusoe Specific Design Deliverables and the Crusoe Ancillary Technology solely to meet (both directly or indirectly through third parties) its existing obligations for the Crusoe product lines. Such license shall automatically terminate on the earlier of (i) when all of Seller’s obligations to its customers (that are existing on or before the date hereof) end and (ii) January 31, 2006. Seller also hereby will retain a physical copy of such materials solely for the purposes of allowing Seller to support existing customers and Buyer.
     1.3 Excluded Liabilities. Buyer shall not assume and shall not be liable or responsible for any Liability of Seller (collectively, the “Excluded Liabilities”). Without limiting the foregoing, Seller shall retain and be responsible for, and Buyer shall not be obligated to assume, and does not assume, any Liability at any time arising from or attributable to:
          (a) Any Excluded Assets;
          (b) [Reserved];
          (c) Taxes attributable to or imposed upon Seller, or attributable to or imposed upon the Purchased Assets or the Business for the Pre-Closing Period, or any Transfer Taxes; or
          (d) Any legal proceeding respecting the Business initiated at any time, to the extent related to any action or omission on or prior to the Closing Date, including any Liability for (i) infringement or misappropriation of Intellectual Property Rights; (ii) breach of product warranties; (iii) injury, death, property damage or losses caused by Seller Products; or (iv) violations of any Legal Requirements.
ARTICLE 2. PURCHASE AND SALE
     2.1 Terms of Purchase and Sale. Subject to the terms of this Agreement, as full consideration for the sale, transfer, conveyance, assignment and delivery of the Purchased Assets and the execution and delivery of the Transaction Documents by Seller to Buyer, Buyer shall, (a) on the date hereof, deliver the Deposit in cash to the Escrow Fund, (b) on the twenty-first (21st)

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Business Day following the execution of this Agreement, Buyer will deposit the remainder of the Cash Consideration with the Escrow Agent, (c) on the Closing Date, authorize the Escrow Agent to deliver to Seller, cash in the amount set forth on Schedule 2.1 (the “Cash Consideration”), that was deposited into the Escrow Fund (and any interest earned thereon) and (d) on the date hereof, deliver to Seller an executed General Assignment and Bill of Sale.
     2.2 Transfer Taxes; Prorations.
          (a) Notwithstanding any Legal Requirements to the contrary, Seller shall be responsible for and shall pay any Transfer Taxes when due, and shall, at its own expense, file all necessary tax returns and other documentation with respect to all such Transfer Taxes; provided, that, if required by any Legal Requirement, Buyer will join in the execution of any such tax returns and other documentation.
          (b) Seller shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the ownership of the Purchased Assets attributable to the Pre-Closing Period. Buyer shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the ownership of the Purchased Assets attributable to the Post-Closing Period.
          (c) All real property, personal property, ad valorem or other similar Taxes (not including income Taxes) levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Buyer and Seller based on the number of days included in such period before and including the Closing Date and the number of days included in such period after the Closing Date.
     2.3 Allocation of Purchase Price. Prior to the Closing Date, Buyer and Seller shall consult and agree upon the allocation of the Purchase Price among the various classes of Purchased Assets (as such classes are defined for the purposes of Section 1060 of the Code). All allocations made pursuant to this Section 2.3 shall be made in accordance with the requirements of Section 1060 of the Code. None of the parties shall take a position on any Tax Return (including IRS Form 8594), before any Tax Authority or in any judicial proceeding that is in any manner inconsistent with such allocation without the written consent of the other parties to this Agreement or unless specifically required pursuant to a determination by an applicable Tax Authority. The parties shall promptly advise each other of the existence of any tax audit, controversy or litigation related to any allocation hereunder.
     2.4 Deposit.
          (a) As material inducement to the Seller for entering into the Transaction Documents, as of the date hereof, Buyer shall deliver to the Escrow Agent the Deposit by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer and Escrow Agent prior to the date hereof.
          (b) The parties agree and acknowledge that if the Closing does not occur because one or more of the conditions set forth in
Sections 7.2(a), 7.2(b), 7.2(c), 7.2(d), 7.2(h), 7.2(i) and

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

7.2(j) have not been satisfied by Closing, Seller shall be entitled to keep the Deposit and any interest earned thereon.
          (c) The parties agree and acknowledge that if the Closing does not occur for any reason other than that the conditions set forth in Sections 7.2(a), 7.2(b), 7.2(c), 7.2(d), 7.2(h), bgv7.2(i) and 7.2(j) have not been satisfied by Closing, the Deposit shall be refunded to Buyer; provided, however, such refund shall be net of all reasonable fees and expenses incurred by Seller in connection with the Transaction, including, but not limited to, all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by Seller in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transaction.
ARTICLE 3. THE CLOSING
     3.1 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (the “Closing”) shall occur at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, at 10:00 A.M. on the third (3rd) Business Day after the day on which all of the conditions to closing set forth in Article 7 are satisfied or waived (other than conditions that are intended to be satisfied at the Closing), or at such other date, time or place as the parties may agree (the “Closing Date”).
     3.2 Closing Deliveries by Seller. At the Closing, Seller shall use its best efforts to (i) place Buyer in actual possession of the Purchased Assets and (ii) deliver the following items, duly executed by Seller as applicable, all of which shall be in form and substance reasonably acceptable to Buyer:
          (a) Intellectual Property Assignment. Any and all documents necessary to properly record the assignment to Buyer of all of Seller’s right, title and interest in and to the Seller Intellectual Property;
          (b) Consents. Duly executed Consents of all third parties, in form and substance reasonably satisfactory to Buyer, consisting of those Consents listed on Schedule 3.2(b);
          (c) Payoff and Release Letters. Payoff and release letters from creditors of Seller, together with UCC-3 termination statements, with respect to any financing statements filed against any of the Purchased Assets, terminating all Encumbrances (including Tax liens) on any of the Purchased Assets;
          (d) Officer’s Certificate. A certificate executed on behalf of Seller by its President or Chief Executive Officer, dated as of the Closing Date, certifying that:
               (i) the representations and warranties of Seller set forth in this Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified are true and correct in all respects) on and as of the date made and as of the Closing Date as if made on the date thereof (except for representations or warranties which address

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

matters only as to a specified date, which representations and warranties are true and correct with respect to such specified date), and
               (ii) Seller has performed and complied in all material respects with all obligations and covenants required to be performed by it under this Agreement prior to the Closing Date (to the extent such obligations and covenants require performance prior to the Closing Date);
          (e) Secretary’s Certificate. A certificate of Seller’s Secretary certifying as to:
               (i) the certificate of incorporation and bylaws of Seller as in effect as of the Closing Date, and
               (ii) resolutions of Seller’s board of directors authorizing the execution, delivery and performance of this Agreement and of all other Transaction Documents that are to be executed by Seller;
          (f) Certificate of Good Standing. A certificate from the Secretary of State of Delaware and other applicable Governmental Authorities (including, without limitation, the California Secretary of State and the California Franchise Tax Board) as to Seller’s good standing and payment of all applicable taxes; and
     3.3 Closing Deliveries by Buyer. At the Closing, Buyer shall deliver the following items, duly executed by Buyer as applicable, all of which shall be in a form and substance reasonably acceptable to Seller:
          (a) Escrow Release Certificate. An Escrow Release Certificate (as defined in the Escrow Agreement), duly executed by Buyer and Escrow Agent, certifying that (i) Buyer has authorized the release of the Escrow Cash from the Escrow Fund and (ii) the Escrow Agent has taken all steps necessary to deliver the Escrow Cash to Seller by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer and Escrow Agent prior to the Closing Date.
          (b) Officer’s Certificate. A certificate executed on behalf of Buyer by its President or Chief Executive Officer, dated as of the Closing Date, certifying that:
               (i) the representations and warranties of Buyer set forth in this Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified are true and correct in all respects) on and as of the date made and as of the Closing Date as if made on the date thereof (except for representations or warranties which address matters only as to a specified date, which representations and warranties are true and correct with respect to such specified date), and
               (ii) Buyer has performed and complied in all material respects with all obligations and covenants required to be performed by it under this Agreement prior to the

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Closing Date (to the extent such obligations and covenants require performance prior to the Closing Date).
     3.4 Closing Deliveries by Buyer and Seller. At the Closing, Buyer and Seller each shall deliver to the other party the following items, duly executed:
          (a) License Agreement. The License Agreement;
          (b) Services Agreement. The Services Agreement; and
          (c) General Assignment and Bill of Sale. General Assignment and Bill of Sale covering all of the applicable Purchased Assets, substantially in the form attached hereto as Exhibit D (the “General Assignment and Bill of Sale”).
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER
     Except as set forth in the corresponding sections (unless and to the extent that relevance to other sections is readily apparent from the disclosure) of the disclosure schedule of Seller delivered to Buyer concurrently with the execution and delivery of this Agreement (the “Seller Disclosure Schedule”), Seller hereby represents and warrants to Buyer that, as of the date hereof and the Closing Date:
     4.1 Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Seller is duly qualified or licensed as a foreign corporation to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a Material Adverse Effect.
     4.2 Corporation Authorization. Seller has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder, and to consummate the Transaction. The execution and delivery of this Agreement and the other Transaction Documents to which it is or shall be a party and the consummation by Seller of the Transaction have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller. This Agreement and the other Transaction Documents to which it is or shall be a party, when executed and delivered, shall constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.
     4.3 Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

no action by or in respect of, or filing with, any governmental body, agency or official other than compliance with any (i) applicable requirements of the HSR Act, (ii) United States export control laws and regulations (including but not limited to the Export Administration Act and implementing Export Administration Regulations) and (iii) any such action or filing as to which the failure to make or obtain would not have a Material Adverse Effect on the Seller.
     4.4 Noncontravention. The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller, when executed and delivered, shall not, with or without notice or lapse of time, (i) conflict with or violate Seller’s certificate of incorporation or bylaws, (ii) assuming compliance with the matters referred to in Section 4.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller to a loss of any benefit to which Seller is entitled under any provision of any agreement or other instrument binding upon Seller, except, in the case of clauses (ii) and (iii), as to matters that would not have a Material Adverse Effect on the Seller.
     4.5 Subsidiaries. Seller does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or Entity, except for those Entities listed in Schedule 4.5 of the Seller Disclosure Schedule (the “Subsidiaries”).
     4.6 Absence of Changes. Since May 1, 2005 (other than as specifically contemplated in this Agreement), there has not been:
          (a) any amendment of the Seller’s certificate of incorporation or bylaws in a manner that would have a Material Adverse Effect;
          (b) any transfer to any person or entity of any rights to Seller Intellectual Property (other than pursuant to Seller’s standard form of customer agreement which has been made available to counsel to Buyer);
          (c) any transaction or commitment made, or any contract or agreement entered into, by the Seller relating to the Business, material to the Seller, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement.
     4.7 Insurance. Seller has made available to Buyer a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Seller. There are no material claims by the Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     4.8 Title; Condition of Assets.
          (a) Seller has good, marketable and valid title to all of the Purchased Assets which consist of tangible personal property free and clear of any Encumbrances except for the Permitted Encumbrances disclosed on Schedule 4.8 and the Contracts (each of which has been disclosed to Buyer) to which such assets are subject. Seller has full right and power to sell, convey, assign, transfer and deliver to Buyer good, marketable and valid title to all of the Purchased Assets, free and clear of any and all Encumbrances other than Permitted Encumbrances. The Purchased Assets are not subject to any preemptive right, right of first refusal or other right or restriction.
          (b) The Purchased Assets which consist of tangible personal property are in good operating condition and repair (ordinary wear and tear excepted) and are suitable and adequate for continued use in the ordinary course of business.
     4.9 Intellectual Property.
          (a) The Seller owns and has independently developed or, to the Seller’s knowledge, has a valid right or license to use all Seller Intellectual Property and licenses with respect to any Seller Intellectual Property, that if not assigned would cause a Material Adverse Effect on Buyer, are assignable to Buyer without restriction.
          (b) [Reserved]
          (c) Schedule 4.9(c)(i) of the Seller Disclosure Schedule sets forth a list of all licenses, sublicenses and other agreements as to which the Seller is a party and pursuant to which the Seller grants to any Person any rights to use any Seller Intellectual Property, other than end user licenses for the Seller Products granted by the Seller in the ordinary course of business. All such end-user licenses are listed on Schedule 4.9(c)(ii).
          (d) No Seller Intellectual Property is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Seller or restricting the licensing or sale thereof by the Seller to any Person, except for any judgment, injunction, order, decree or agreement which would not reasonably be expected to have a Material Adverse Effect on the Seller.
          (e) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will, in accordance with their terms: (i) constitute a material breach of or material default under any contract governing any Seller Intellectual Property; or (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Seller Intellectual Property.
     4.10 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Seller except for the fee arrangement between Perseus Group LLC and Seller. Seller is solely responsible for such fee arrangement.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     4.11 Litigation. There is no action, suit, investigation or proceeding pending against or, to Seller’s knowledge, threatened against or affecting Seller before any court or arbitrator or any governmental body, agency or official which is reasonably likely to have a Material Adverse Effect on the Seller or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement. There is no action, suit, investigation or proceeding pending against or, to Seller’s knowledge after due investigation, threatened against or affecting the Purchased Assets before any court or arbitrator or any governmental body, agency or official.
     4.12 Third-Party Technology. To Seller’s knowledge, all third-party technology or products necessary to make and manufacture the Crusoe Products is listed on Schedule 4.12 hereto.
ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER
     Except as set forth in the corresponding sections (unless and to the extent that relevance to other sections is readily apparent from the disclosure) of the disclosure schedules of Buyer delivered to Seller concurrently with the execution and delivery of this Agreement (the “Buyer Disclosure Schedules”), Buyer hereby represents and warrants to Seller that, as of the date hereof and the Closing Date:
     5.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified or licensed as a foreign corporation to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.
     5.2 Corporate Authorization. Buyer has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder, and to consummate the Transaction. The execution and delivery of this Agreement and the other Transaction Documents to which it is or shall be a party and the consummation by Buyer of the Transaction have been duly and validly authorized by all necessary actions on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer. This Agreement and the other Transaction Documents to which it is or shall be a party, when executed and delivered, shall constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.
     5.3 Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

compliance with any (i) applicable requirements of the HSR Act, (ii) United States export control laws and regulations (including but not limited to the Export Administration Act and implementing Export Administration Regulations) and (iii) any such action or filing as to which the failure to make or obtain would not have a Material Adverse Effect on the Buyer.
     5.4 Noncontravention. The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer, when executed and delivered, shall not, with or without notice or lapse of time, (i) conflict with or violate Buyer’s certificate of incorporation or bylaws or equivalent organizational documents, (ii) assuming compliance with the matters referred to in Section 5.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer to a loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer, except, in the case of clauses (ii) and (iii), as to matters that would not have a Material Adverse Effect on the Buyer.
     5.5 Financial Capacity. At the Closing, Buyer shall have sufficient funds to perform all of its obligations hereunder.
     5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Buyer.
ARTICLE 6. ADDITIONAL AGREEMENTS
     6.1 Expenses. If the Transaction is consummated, except as otherwise provided herein, all fees and expenses incurred in connection with the Transaction including, but not limited to, all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transaction, shall be the obligation of the respective party incurring such fees and expenses. If the Transaction is not consummated, the fees and expenses of Seller incurred in connection with the Transaction shall be paid by Buyer as set forth in Section 2.4.
     6.2 Bulk Sales Law Waiver. To the extent the Transaction would be subject to any bulk sales Legal Requirements, each party hereto agrees to waive compliance by the other with any such applicable bulk sales Legal Requirements in connection with the Transaction.
     6.3 Regulatory Approvals.
          (a) Seller shall, and shall cause each Subsidiary of Seller to, promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the HSR Act or applicable foreign antitrust laws) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which Buyer may reasonably request, in connection with

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

the consummation of the Transaction. Seller shall use best efforts to obtain, and to cooperate with Buyer to promptly obtain, all such authorizations, approvals and consents and shall pay any associated filing fees payable by Seller with respect to such authorizations, approvals and consents. Seller shall promptly inform Buyer of any material communication between Seller and any Governmental Authority regarding any of the transactions contemplated hereby. If Seller or any affiliate of Seller receives any formal or informal request for supplemental information or documentary material from any Governmental Authority with respect to the transactions contemplated hereby, then Seller shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. Seller shall direct, in its sole discretion, the making of such response, but shall consider in good faith the views of Buyer.
          (b) Buyer shall promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the HSR Act or applicable foreign antitrust laws) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether foreign, federal, state, local or municipal, which may be reasonably required in connection with the consummation of the Transaction. Buyer shall use best efforts to obtain all such authorizations, approvals and consents and shall pay any associated filing fees payable by Buyer with respect to such authorizations, approvals and consents. Buyer shall promptly inform Seller of any material communication between Buyer and any Governmental Authority regarding any of the transactions contemplated hereby. If Buyer or any affiliate of Buyer receives any formal or informal request for supplemental information or documentary material from any Governmental Authority with respect to the transactions contemplated hereby, then Buyer shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. Buyer shall direct, in its sole discretion, the making of such response, but shall consider in good faith the views of Seller.
          (c) Seller and each Subsidiary of Seller shall use their best efforts to apply for all export licenses and other approvals (on substantially the terms set forth on Schedule 6.3(c)) required to consummate the Transaction under the applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations. Buyer acknowledges that Seller shall apply for such export licenses and approvals and upon Seller’s request, Buyer shall use its best efforts to provide all materials and/or documentation necessary to obtain such export licenses and approvals. Buyer shall also use its best efforts to (i) take all actions necessary to obtain such export licenses and approvals, including but not limited to all actions requested by any Governmental Authority and (ii) to comply with all terms, conditions, restrictions and limitations of any and all such export licenses and approvals, and with the Export Administration Regulations.
          (d) Seller shall file a notice concerning the Transaction with the Committee on Foreign Investment in the United States (the “CFIUS”) under the Exon-Florio Amendment (the “Amendment”).

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     6.4 Condition of Purchased Assets. Between the date of execution of this Agreement and the Closing Date, Seller will maintain the Purchased Assets in good condition and repair.
ARTICLE 7. CONDITIONS TO CLOSING
     7.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the Transaction are subject to the satisfaction of the following conditions, unless waived by Buyer in writing:
          (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date made and as of the Closing Date as if made on the date thereof (except for representations or warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).
          (b) Performance of Obligations. Seller shall have performed and complied in all material respects with all obligations and covenants required to be performed by it under this Agreement (to the extent such obligations and covenants require performance prior to such time).
          (c) No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to Seller from the date of this Agreement through the Closing Date.
          (d) Closing Deliveries. Seller shall have delivered to Buyer all of the closing documents and agreements set forth in Sections 3.2 and 3.4.
          (e) Legal Requirements. No Legal Requirement shall be in effect which prohibits or materially restricts the consummation of the Transaction at the Closing, and no Proceeding is pending or threatened in writing by a Governmental Authority which is reasonably likely to result in a Legal Requirement having such an effect. All Hong Kong stock exchange approvals or consents required to consummate the Transaction shall have been obtained.
          (f) Export Licenses and Approvals. Seller shall have obtained all export licenses and other approvals, on terms that would not cause a Material Adverse Effect with respect to Buyer or Seller, required to consummate the Transaction under the applicable provisions of United States export control laws and regulations, as if Buyer were a foreign corporation, including but not limited to the Export Administration Act and implementing Export Administration Regulations.
          (g) Exon-Florio Approval. (i) The CFIUS shall have made a determination not to investigate the Transaction or (ii) if the CFIUS makes a determination to make an investigation, such investigation shall have been completed and the President of United States shall have made a determination to take no action under the Amendment with respect to the Transaction.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          (h) Services Agreement. Buyer and Seller shall have entered into a services agreement in a form mutually acceptable to Buyer and Seller, including, but not limited to the terms set forth on Schedule 7.1(h) (the “Services Agreement”).
     7.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the Transaction are subject to the satisfaction of the following conditions, unless waived by Seller in writing:
          (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date made and as of the Closing Date as if made on the date thereof (except for representations or warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).
          (b) Performance of Obligations. Buyer shall have performed and complied in all material respects with all obligations and covenants required to be performed by it under this Agreement (to the extent such obligations and covenants require performance prior to such time).
          (c) No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to Buyer from the date of this Agreement through the Closing Date.
          (d) Closing Deliveries. Buyer shall have delivered to Seller all of the closing documents and agreements set forth in Sections 3.3 and 3.4.
          (e) Legal Requirements. No Legal Requirement shall be in effect which prohibits or materially restricts the consummation of the Transaction at the Closing, and no Proceeding is pending or threatened in writing by a Governmental Authority which is reasonably likely to result in a Legal Requirement having such an effect. All Hong Kong stock exchange approvals or consents required to consummate the Transaction shall have been obtained.
          (f) Export Licenses and Approvals. Seller shall have obtained all export licenses and other approvals, on terms that would not cause a Material Adverse Effect with respect to Buyer or Seller, required to consummate the Transaction under the applicable provisions of United States export control laws and regulations, as if Buyer were a foreign corporation, including but not limited to the Export Administration Act and implementing Export Administration Regulations.
          (g) Exon-Florio Approval. (i) The CFIUS shall have made a determination not to investigate the Transaction or (ii) if the CFIUS makes a determination to make an investigation, such investigation shall have been completed and the President of United States shall have made a determination to take no action under the Amendment with respect to the Transaction.
          (h) Cash Consideration. The Escrow Agent shall have received the Deposit as of the date hereof and shall received the remainder of the Cash Consideration by the twenty-first

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(21st) Business Day following the execution of this Agreement and the Seller shall have received the Escrow Cash on the Closing Date.
          (i) Services Agreement. Buyer and Seller shall have entered into the Services Agreement.
          (j) Manufacturing Termination. Seller shall have completed its manufacturing operations. Notwithstanding the foregoing, Seller automatically waives this condition under Section 7.2(j) as of November 1, 2005.
ARTICLE 8. TERMINATION
     8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Buyer and Seller.
     8.2 Unilateral Termination.
          (a) Either Buyer, on the one hand, or Seller, on the other hand, by giving written notice to the other, may terminate this Agreement if the Transaction shall not have been consummated by midnight Pacific Time on December 31, 2005 (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 7 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty or covenant made under this Agreement by such party.
          (b) by either Buyer or Seller, if any permanent injunction or other order of a court of competent jurisdiction preventing the consummation of the Transaction shall have become final and nonappealable;
          (c) Either Buyer, on the one hand, or Seller, on the other hand, by giving written notice to the other, may terminate this Agreement at any time prior to the Closing if the other has committed a material breach of (i) any of such party’s representations and warranties contained in this Agreement or (ii) any of such party’s covenants contained in this Agreement, and has not cured such material breach within 30 days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this Section 8.2(c).
     8.3 Treatment of Deposit upon Termination.
          (a) If this Agreement is terminated pursuant to the provisions of Section 8(a),
               (i) because the Closing has not occurred by the Termination Date because one or more of the conditions set forth in Sections 7.2(a), 7.2(b), 7.2(c), 7.2(d), 7.2(h), 7.2(i) and 7.2(j) have not been satisfied by the Termination Date, Seller shall be entitled to keep the Deposit and any interest earned thereon; or

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

               (ii) because the Closing has not occurred by the Termination Date for any reason other than that the conditions set forth in Sections 7.2(a), 7.2(b), 7.2(c), 7.2(d), 7.2(h), 7.2(i) and 7.2(j) have not been satisfied by the Termination Date, the Deposit shall be refunded to Buyer; provided, however, such refund shall be net of all reasonable fees and expenses incurred by Seller in connection with the Transaction, including, but not limited to, all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by Seller in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transaction.
          (b) If this Agreement is terminated pursuant to the provisions of Section 8.2(b), then the Deposit shall be refunded to Buyer; provided, however, such refund shall be net of all reasonable fees and expenses incurred by Seller in connection with the Transaction, including, but not limited to, all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by Seller in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transaction.
          (c) If this Agreement is terminated pursuant to the provisions of Section 8.2(c), then the Deposit shall be refunded to Buyer; provided, however, such refund shall be net of all reasonable fees and expenses incurred by Seller in connection with the Transaction, including, but not limited to, all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by Seller in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transaction.
     8.4 No Liability for Termination. Termination of this Agreement by a party (the “Terminating Party”) in accordance with the provisions of this Article 8 will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination; provided, that nothing herein shall relieve a party from liability for a willful breach of this Agreement. The provisions of this Section 8.4 and Article 10 shall survive any termination of this Agreement.
ARTICLE 9. LIMITS ON LIABILITY
     9.1 Seller’s Total Liability. In no event will Seller’s total liability to Buyer in connection with any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and reasonable attorneys’ fees (collectively, “Buyer Damages”) with respect to or arising from (a) the breach of any warranty or any inaccuracy of any representation made by Seller in this Agreement or (b) the breach of any covenant or agreement made by the Seller exceed $1,000,000 (the “Seller Maximum Liability Amount”); provided that Seller is not liable to Buyer for Buyer Damages until Buyer Damages in an aggregate amount greater than $100,000 (the “Threshold”) have been incurred, paid or accrued by Buyer, in which case Seller is liable to Buyer for all Buyer Damages in excess of the Threshold, up to Seller Maximum Liability Amount; provided, further that Seller is not liable for any Buyer Damages incurred, paid or accrued by Buyer after the date that is 12 months following the Closing.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     9.2 Buyer’s Total Liability. In no event will Buyer’s total liability to Seller in connection with any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and reasonable attorneys’ fees (collectively, “Seller Damages”) with respect to or arising from (a) the breach of any warranty or any inaccuracy of any representation made by Buyer in this Agreement or (b) the breach of any covenant or agreement made by the Buyer exceed $1,000,000 (the “Buyer Maximum Liability Amount”); provided that Buyer is not liable to Seller for Seller Damages until Seller Damages in an aggregate amount greater than $100,000 (the “Threshold”) have been incurred, paid or accrued by Seller, in which case Buyer is liable to Seller for all Seller Damages in excess of the Threshold, up to Buyer Maximum Liability Amount; provided, further that Buyer is not liable for any Seller Damages incurred, paid or accrued by Seller after the date that is 12 months following the Closing.
ARTICLE 10. MISCELLANEOUS PROVISIONS
     10.1 Survival of Representations and Warranties. If the Transaction is consummated, the representations and warranties of Seller contained in this Agreement and the other agreements, certificates and documents contemplated hereby shall survive the Closing and remain in full force and effect until the date that is 12 months following the Closing Date. If the Transaction is consummated, the representations and warranties of Buyer contained in this Agreement and the other agreements, certificates and documents contemplated hereby shall survive the Closing and remain in full force and effect until the date that is 12 months following the Closing Date.
     10.2 Amendments and Waivers. This Agreement may not be amended, supplemented or modified, except by an agreement in writing signed by each of the parties. Any party may waive compliance by any other party with any term or provision of this Agreement; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
     10.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally or by facsimile, (ii) two (2) Business Days following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee, or (iii) five (5) Business Days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth below:

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

If to Buyer:

Culture.Com Technology Limited
The Penthouse, Culturecom Centre
47 Hung To Road, Kwun Tong,
Kowloon, Hong Kong
Attention: Frank W.T. Cheung, Chairman and Chief Executive Officer
Telephone No.: (852) 2950-8811
Facsimile No.: (852) 2345-3882

With a copy, which shall not constitute notice, given in the manner prescribed above, to:

Coblentz, Patch, Duffy & Bass LLP
One Ferry Building, Suite 200
San Francisco, CA 94111
Attention: Paul J. Tauber
Telephone No.: (415) 391-4800
Facsimile No.: (415) 989-1663

If to Seller:

Transmeta Corporation
3990 Freedom Circle
Santa Clara, CA 95054
Attention: General Counsel
Telephone No.: (408) 919-3000
Facsimile No.: (408) 919-6400

With a copy, which shall not constitute notice, given in the manner prescribed above, to:

Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention: Mark A. Leahy
Telephone No.: (650) 988-8500
Facsimile No.: (650) 938-5200
     Any party may alter its notice address by notifying the other parties of such change of address in conformity with the provisions of this section.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     10.4 Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.
     10.5 Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.
     10.6 Assignments Prohibited; Successors and Assigns. Buyer may not assign, or suffer or permit an assignment (by operation of law or otherwise) of, its rights or obligations under or interest in this Agreement without the prior written consent of Seller; except that Buyer may assign or transfer this Agreement without consent to an Authorized Sublicensee (as defined in the License Agreement); provided that Buyer provides written notice to Seller within ten (10) days of the assignment or transfer, identifying the Authorized Sublicensee and providing a certification of compliance with export control if applicable. Any purported assignment or other disposition by Buyer, except as permitted herein, shall be null and void. Prior to Closing, Seller may not assign, or suffer or permit an assignment (by operation of law or otherwise) of, its rights or obligations under or interest in this Agreement without the prior written consent of Buyer; except that Seller may assign or transfer this Agreement without consent in the event of a Change of Control (as defined in the License Agreement). Subsequent to Closing, Seller may assign or transfer this Agreement in its sole discretion. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.
     10.7 No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and the parties do not intend to confer third-party beneficiary rights upon any other person.
     10.8 Counterparts. This Agreement may be executed including, without limitation, by facsimile signature in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.
     10.9 Entire Agreement. This Agreement, together with the Transaction Documents, contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written among the parties. The parties intend that this Agreement, together with the Transaction Documents, be the several, complete and exclusive embodiment of their agreement, and that any evidence, oral or written, of a prior or contemporaneous agreement that alters or modifies this Agreement shall not be admissible in any proceeding concerning this Agreement. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
     10.10 Interpretation. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section (or Article, Subsection, Paragraph, Subparagraph or

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Clause), Exhibit or Schedule, such reference shall be to a section (or article, subsection, paragraph, subparagraph or clause) of, or an exhibit or schedule to, this Agreement. The table of contents and any article, section, subsection, paragraph or subparagraph headings contained in this Agreement and the recitals at the beginning of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words “but (is/are) not limited to.” Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated.
     10.11 Construction. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. The parties are sophisticated and have been represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe the presumption of California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.
     10.12 Expenses of the Parties. Subject to Sections 2.4 and 8.3 and the provisions contained herein relating to recovery of fees in connection with legal actions or proceedings, each party shall bear the expenses incurred by such party in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.
     10.13 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the courts of the State of California, County of Santa Clara, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Northern District of California. Each of the parties consents to the exclusive jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
     10.14 Recovery of Fees by Prevailing Party. If any legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach or alleged breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorneys’ fees paid or incurred in good faith.
     10.15 Further Assurances. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement; provided, however, no party shall be required to make any additional representations or warranties or to incur any material expense or potential exposure to legal liability pursuant to this section.
     10.16 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
     10.17 Publicity. None of the parties hereto shall make any public disclosure of the terms or existence of this Agreement at any time, except as required by law, rule or regulation of a Government Authority or rules of applicable stock exchanges or when such party’s shares are listed for trading or as otherwise expressly permitted herein. No press release or other public disclosure at any time shall be made without a minimum of 24 hours’ prior consultation with the other parties.
[Signatures Follow On a Separate Page]

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, each of the parties has caused this Asset Purchase Agreement to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

CULTURE.COM TECHNOLOGY LIMITED

By:	/s/ Frank W. T. Cheung

Name:	Frank W. T. Cheung

Title:	Chairman and Chief Executive Officer

TRANSMETA CORPORATION

By:	/s/ Arthur L. Swift

Name:	Arthur L. Swift
Title:	President and CEO
[Signature Page to Asset Purchase Agreement]

EXHIBIT A
CERTAIN DEFINITIONS
“Agreement” shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Seller Disclosure Schedule, Buyer Disclosure Schedule and all other schedules and exhibits attached hereto), as amended from time to time.
“Business” shall have the meaning set forth in the first Recital.
“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which banking and savings and loan institutions are authorized or required by U.S. federal law to be closed or (iii) a day on which banking and savings and loan institutions in the Hong Kong Special Administrative Region are authorized or required by applicable law to be closed.
“Buyer” shall have the meaning set forth in the Preamble.
“Buyer Disclosure Schedule” shall have the meaning specified in Article 5.
“Cash Consideration” shall have the meaning specified in Section 2.1.
“Closing” shall have the meaning specified in Section 3.1.
“Closing Date” shall have the meaning specified in Section 3.1.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).
“Contract” shall mean any written or oral legally binding agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature.
“Copyrights” shall mean all copyrights, including in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.
“Crusoe Product” shall have the meaning specified in the License Agreement.
“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest or encumbrance.
“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Excluded Assets” shall have the meaning specified in Section 1.2.
“Excluded Liabilities” shall have the meaning specified in Section 1.3.
“GAAP” means U.S. generally accepted accounting principles in effect on the date on which they are to be applied pursuant to this Agreement, applied consistently throughout the relevant periods.
“General Assignment and Bill of Sale” shall have the meaning specified in Section 3.4(b).
“Governmental Approval” shall mean any: (a) permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.
“Governmental Authority” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing or arbitral authority or power of any nature.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended.
“Intellectual Property Rights” shall mean any or all rights in and to intellectual property and intangible industrial property rights, including, without limitation, (i) Patents, Trade Secrets, Copyrights, Mask Works, Trademarks and (ii) any rights similar, corresponding or equivalent to any of the foregoing anywhere in the world.
“IRS” means the Internal Revenue Service.
“knowledge” means with respect to Seller, of a particular fact or other matter, the actual knowledge, after reasonable inquiry, of such fact or other matter of Arthur Swift, Mark Kent or John Horsley.
“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision,

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.
“License Agreement” shall have the meaning specified in the third Recital.
“Machinery and Equipment” shall have the meaning specified in Section 1.1(a).
“Mask Works” shall mean all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology.
“Material Adverse Effect” means with respect to Buyer or Seller, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely to prevent or materially delay consummation of the Transaction or otherwise to prevent such entity from performing its obligations under this Agreement.
“Order” shall mean any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.
“Patents” shall mean means all patent rights (including rights in patent applications) that are included in the definition of Transmeta IPR (as defined in the License Agreement).
“Permitted Encumbrance” shall mean:
     (a) mechanics’, carriers’, workmen’s, repairmen’s or other similar liens arising or incurred in the ordinary course of business;
     (b) conditional sales contracts (covering personalty and equipment, but not real property) and equipment leases entered into in the ordinary course of business;
     (c) Encumbrances for Taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty;

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     (d) those disclosed on Schedule 4.8 of the Disclosure Schedule; and
     (e) other Encumbrances which do not impair the continued use and operation of any of the Purchased Assets in the conduct of the Business.
“Person” shall mean any individual, Entity or Governmental Authority.
“Post-Closing Period” shall mean any taxable period beginning after the close of business on the Closing Date or, in the case of any tax period which includes, but does not begin, after the close of business on the Closing Date, the portion of such period beginning after the close of business on the Closing Date.
“Pre-Closing Period” shall mean any taxable period ending on or before the close of business on the Closing Date or, in the case of any taxable period which includes, but does not end on, the Closing Date, the portion of such period before and including the Closing Date.
“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.
“Purchase Price” shall have the meaning specified in Section 2.1.
“Purchased Assets” shall have the meaning specified in Section 1.1.
“Residuals” means any information, ideas, concepts, know-how, or techniques that are contained in the Crusoe Specific Design Deliverables or the Crusoe Ancillary Technology and that either (a) are retained in the unaided memory of Seller’s employees or contractors who have had access to the Crusoe Specific Design Deliverables or the Crusoe Ancillary Technology, provided that the person did not memorize such information for the purpose of circumventing restrictions on the use of the Crusoe Specific Design Deliverables or the Crusoe Ancillary Technology, or (b) are retained in Seller design information or documentation for projects other than the Crusoe Specific Design Deliverables or the Crusoe Ancillary Technology, provided that any such other Seller design information or documentation does not represent a material amount of the Crusoe Specific Design Deliverables or the Crusoe Ancillary Technology; or (c) are retained in the Efficeon Ancillary Technology (as defined in the License Agreement).
“Seller” shall have the meaning set forth in the Preamble.
“Seller Disclosure Schedule” shall have the meaning specified in Article 4.
“Seller Intellectual Property” shall mean all Intellectual Property Rights related to the Business as specified in Section 1.1(d).

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Seller Owned Intellectual Property Rights” shall mean Seller Intellectual Property that is owned or exclusively licensed to the Seller.
“Seller Products” shall mean all products and services manufactured, made, designed, maintained, supported, developed, sold, licensed, marketed, or otherwise distributed or provided by or for Seller (including all versions and releases thereof already distributed or provided), together with any related materials, information or data, including, without limitation, the names, numbers (e.g., part numbers) and packaging associated with such products and services.
“Subsidiaries” shall have the meaning specified in Section 4.5.
“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any Tax Authority.
“Tax Authority” means Governmental Authority responsible for the imposition, assessment or collection of any Tax (domestic or foreign).
“Tax Return” shall mean any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement related to any Tax.
“Trade Secrets” shall mean all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provide Seller with advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software, compilations of information) and all claims and rights related thereto.
“Trademarks” shall mean any and all trademarks, service marks, logos, trade names, corporate names, Internet domain names and addresses and general-use e-mail addresses, and all goodwill associated therewith throughout the world.
“Transaction” shall mean, collectively, the transactions contemplated by this Agreement.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Transaction Documents” shall mean this Agreement, the Services Agreement, the License Agreement and all other agreements, certificates, instruments, documents and writings delivered by Buyer and/or Seller in connection with the Transaction.
“Transfer Taxes” shall mean all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the transfer of Purchased Assets, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

List of Schedules and Exhibits

Exhibit A	Definitions
Exhibit B	License Agreement
Exhibit C	Escrow Agreement
Exhibit D	General Assignment and Bill of Sale

Schedule 1.1(a)	Machinery and Equipment
Schedule 1.1(b)	Crusoe Specific Design Deliverables
Schedule 1.1(c)	Crusoe Ancillary Technology
Schedule 1.1(d)	Intellectual Property
Schedule 2.1	Cash Consideration
Schedule 3.2(b)	Consents
Schedule 6.3(c)	Terms of Export Licenses and Approvals
Schedule 7.1(h)	Service Agreement Terms
Seller Disclosure Schedules
Buyer Disclosure Schedules

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ASSET PURCHASE AGREEMENT
BY AND BETWEEN
CULTURE.COM TECHNOLOGY LIMITED
AND
TRANSMETA CORPORATION
MAY 26, 2005

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.1(a)
(Machinery and Equipment)
Crusoe Manufacturing Infrastructure:

Part #	Description	Number

	TM5500/TM5800 Package/substrate tooling (NTK)	1
	TM5500/TM5800 Package/substrate tooling (Kyocera)	1
	TM5500/TM5800 Package/substrate tooling (Ibiden)	1
	TM5500/TM5800 Tray tooling (E-Pak)	1
	TM5500/TM5800 Assembly fixtures — general (ASE)	1
	TM5500/TM5800 Ball mount tooling — manual (ASE)	1
	TM5500/TM5800 Ball mount tooling — auto (ASE)	1
	TM5500/TM5800 Bump masks (ASE)	1
	TM5500/TM5800 Reliability boards (HAST, etc.) (ASE)	1

	TM5700/TM5900 Package/substrate tooling (NTK)	1
	TM5700/TM5900 Substrate e-probe tooling (NTK)	1
	TM5700/TM5900 Package/substrate tooling (ASE)	1
	TM5700/TM5900 Ball mount tooling — manual (ASE)	1
	TM5700/TM5900 Ball mount tooling — auto (ASE)	1

	TM5500/5800 System Screen Testers (hardware only)	27
	TM5700/5900 System Screen Testers (hardware only)	18

	FRED 2.1/4.0 Probe Card — ST (MLC)	6
	FRED 2.1/4.0 Probe Head — ST (MLC)	7

	ATC Upgrade Kit	4
	FRED 2.1 (25x32.5) Test Loadboard	5
	FRED 2.1 (25x32.5) LGA Socket	5
	FRED 2.1 (25x32.5) BGA Socket	5
	FRED 2.1 (25x32.5) ATC Change Kit	3
	FRED 2.1 (25x32.5) Synax Change Kit	1
	FRED 2.1 (25x32.5) MT9410 Change Kit	1

	FRED 4.0 (21x21) Test Loadboard	4
	FRED 4.0 (21x21) LGA Socket	2
	FRED 4.0 (21x21) BGA Socket	1
	FRED 4.0 (21x21) ATC Change Kit	1
	FRED 4.0 (21x21) MT9410 Change Kit	1

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Efficeon Manufacturing Infrastructure

Part #	Description	Number

	TM8600 System Screen Testers (Hardware Only)	4

	ASTRO 1.x Probe Card — ST (MLO)	2
	ASTRO 1.x Probe Head (MLO)	4

	Astro 1.x (29x29) Test Loadboard	1
	Astro 1.x (29x29) LGA Socket	1
	Astro 1.x (29x29) BGA Socket	1
	Astro 1.x (29x29) ATC Change Kit	1
	Astro 1.x (29x29) Synax Change Kit	1
	Astro 1.x (29x29) MT9410 Change Kit	1

	TM8600 Burn In Boards	4
Crusoe Samples

Part #	Description	Number

	Crusoe 25X32.5nm package, 1GHz	25
	Crusoe 21X21nm package, 1GHz	25
Efficeon Samples

Part #	Description	Number

	Efficeon 130nm 29X29 package, 1 GHz	25
Crusoe Reference and Debug Boards

Part #	Description	Number

	Crusoe “Micro-ATX” reference board	30
	Crusoe “Cooper” Mini-ITX reference board	47
	Crusoe TDM-1 debugging module (board only) including
	cables	37
Efficeon Reference Boards

Part #	Description	Number

	Efficeon “Riviera” evaluation boards	4

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.1(b)
(Crusoe Specific Design Deliverables)
•	* * *-Controller

•	Crusoe * * * Unit

•	* * *

•	* * * Subsystem

•	* * * controller

•	* * * controller

•	* * * Unit implementing replay by * * *

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.1(c)
(Crusoe Ancillary Technology)
Documents:
•	Compatibility Reports relevant to the licensed Crusoe processor/CMS version

•	Crusoe data sheets and data book

•	Crusoe Application notes, where appropriate

•	Crusoe System Design Guide

•	Crusoe BIOS Programmer’s Guide

•	The Crusoe VLIW processor instruction set architecture documentation or ISA is not a Purchased Asset but licensed under the License Agreement.
Reference Designs or Boards
•	Crusoe 25x32.5 reference design: “Micro-ATX” reference board
o	Including, as applicable, schematics, layout, BOM, and manufacturing instructions

o	Documentation
•	Crusoe 21x21 reference design: “Cooper” Mini-ITX reference board
o	Including, as applicable, schematics, layout, BOM, and manufacturing instructions

o	Documentation
•	Crusoe Socket Design for 25x32.5 and 21x21 package
o	Socket Mechanical specifications

o	Elastomer technical information

o	Socket design and vendor information
Materials related to Systems Engineering
•	Package Design information for large package (25x32.5) and small package (21x21) Crusoe

•	Board designs (including, as applicable, schematics, layout, BOM, and manufacturing instructions)
o	Mini-ITX Crusoe Reference design

o	TDM-1 debugging and configuration module
Materials related to Manufacturing
•	Test flow documentation for Crusoe

•	Fuse repair code for Crusoe

•	ECID decoding information for Crusoe

•	Board designs (including, as applicable, schematics, layout, BOM, and manufacturing instructions) or the third-party contact information for the vendor for the following:
o	Crusoe Load-boards

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

o	Crusoe Probe-cards for both package sizes

o	Crusoe Burn-in Boards

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.1(d)
(Seller Intellectual Property)
•	Trade Secrets, Copyrights, and Mask Works in the Crusoe Specific Design Deliverables

•	Trade Secrets, Copyrights, and Mask Works in the Crusoe Ancillary Technology

•	Crusoe Trademark

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2.1
(Purchase Price)
•	$5,000,000 (U.S.)

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 3.2
(Consents)
None

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 6.3(c)
(Export License and Approval Terms)
•	Seller must furnish a copy of the export license to Buyer, and must obtain from Buyer in writing: (i) its acknowledgement of receipt of that export license; and (ii) its commitment to comply with the terms, conditions and limitations of that export license.

•	Buyer must also certify in writing that it will not reexport any of the technology, or any direct product thereof, to any other jurisdiction, except in accordance with the United States Export Administration Regulations, and will not transfer any item subject to the export license to any third party without the prior authorization of the Bureau of Industry and Security.

•	Buyer must also certify in writing that it will not release or disclose the technology to any Chinese military entity, and will not sell any of the products manufactured or produced with the technology to any such Chinese military entity.

•	Buyer must agree to permit inspection of its facility and its use of the technology by representatives of the United States Government.

•	Buyer must submit periodic reports to the licensee (Transmeta), for submission to the Bureau of Industry and Security regarding its use of the technology, and its sales of the products manufactured or produced with the technology.

•	Buyer will prepare an internal compliance program which is designed to assure compliance with the Export Administration Regulations and the terms of the export license. Buyer will submit a copy of that internal compliance program to Seller.

•	Buyer will obtained signed statements from each of its employees that will have access to the technology acknowledging receipt of the internal compliance program and agreeing to comply strictly with the requirements of that internal compliance program.

•	Buyer will not utilize any of the technology directly or indirectly in connection with activities related to the proliferation of nuclear, chemical or biological weapons or missiles.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 7.1(h)
(Service Agreement Terms)
•	Buyer will pay Seller a rate of $* * * (U.S.) * * * for each engineer provided by Seller for the services.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.